Exhibit 99.427

THE DYNAMICS OF DEREGULATION Dr. George Backus Policy Assessment Corporation Private and Confidential

Agenda Insights from Past and Future Deregulation Phases of Deregulation Strategic Implications Final "MegaNOPR" Conclusions

Insights from Deregulation "Why a result occurred" is transferable, "What occurred" isn't Hypothesizing "Why" events occur is easy; but verify with simulation and evidence Delineate improbable from probable In deregulation the rules and "whys" change with economic pressures: NOPR one of many Airlines, natural gas, telecommunications and the UK: What is and is not relevant Security laws supersede Anti-trust laws

UK Relevance Wrong Language : US Bias/Perspective Wrong Metaphor : Market Clearing Prices?? UK Market & Technology Comparison Privatization (UK Vs. Canada and US) No Stranded Investment/Costs Building Despite Excess Capacity Competitive Gaming: Machiavellian Style Rediscovery of Vertical Integration Volatile Regulation: When to Whine/Low Fines 60%-80% Cash and Not Generating

Dynamic Phases of Deregulation Transition Control Massive Market Deregulation System Divestiture Market Gaming Reregulation Massive Consolidation (7-10 Years: Start to Finish)

Phase 1 - Transitional Market Characteristics Regulated Market to Structured Market Poolco, Contracts Investment Recovery Regulator Role Indicated Keys to Success Allocentric Perspective Advocate Favorable Terms Over-book System Transition Signals Actual Vs. Contract Path Initial Market Gaming Increasing Volatility Abnormal Returns

Phase 2 - Massive Deregulation Characteristics States make unilateral changes Asymmetry causes "Chain Reaction" Economic, Political Pressure Indicated Keys to Success Cash Position to Survive Price War Conserve Cash not Market Segment Plan Exit if Necessary Transition Signals Necessary Expansion is not Made Initial Reregulation

Phase 3 - System Divestiture Characteristics New Market Structure Changes System Loading Certain Customers & Markets Better Conflicts Erupt Across Segments Strategy / Marketing Cost Structure / Risk Levels Indicated Keys to Success Match Capabilities to Market Can't Win/Survive on Defense Transition Signals Generation Gaming Survival Mentality Generation Transmission Distribution Mktg

Phase 4 - Market Gaming Characteristics "Low Cost" Suppliers face "Unfair" Tactics Perverse Pricing Orthodox Strategies don't Work Indicated Keys to Success Surprise - it works once Continuous new ideas Strategic litigation Transition Signals Litigation reaches point of diminishing returns Huge disjoint profitability among competitors Legislative activity

Phase 4 - Market Gaming Example Gaming Tactics: Put big generation online early so other generators can't get on degraded transmission system. Put on plant at below marginal costs to distort dispatch and make your later plant more valuable Have "sudden" outage of big plant so your spot market plants make more money Temporarily give capacity zero-rating so LOLP price to available "high costs" plants soars Double book generation & transmission capacity firm & spot with options Make minimum-load equal full capacity Base-load/outage "ancillary-service" generation

Phase 5 - Reregulation Characteristics Gaps between expectations & reality due to "ups" & "downs" Political & Economic Pressure Indicated Keys to Success Match Load to Capabilities Advocate Regulatory Approach Strategically Reintegrate Transition Signals Formation of National Utilities Formation of Niche Utilities

Phase 6 - Industry Consolidation Characteristics Mergers to recapture market Assets are re-priced Overall rising prices Less volatility Rediscover vertical integration Results in 5-7competitors Indicated Keys to Success Wars allow one victor unless treaties stop it Play end-game Transition Signals Price Rise END STATE

Strategic Implications Successful Transition: Responsive Strategy Responsive Management Successful Strategies: Other than as a competitive distraction, defensive posturing is wasted money. Flexible "costing" is better than low cost. Cash is more important than capacity. Regulators must react under pressure. Transmission regulation loop- holes create generation market volatility. THRIVE SURVIVE DIE QUICKLY DIE SLOWLY Responsive Responsive Management Strategy

Developing Strategies for Deregulation Simulation is a Rehearsal for the Future: Allows utility to bound dangerous possibilities Finds robust strategies based on what is not known Determines how to maximize value as "winner" or "loser" Should focus on the absurd and changing the "rules of the game" Recognizes follow-on responses of market/industry (War Games)

Final Mega-NOPR Final MegaNOPR one of many more Regulator (FERC) assumes rules it cannot dictate (State's Rights, Property Rights) "Unfair" practices lead to new market- distorting regulations, loop-holes and new responses ISO gives compliance relief & games FERC worried about gaming, bundling, hoarding Legality of Stranded Costs

Some Mega-NOPR Loop-Holes Actual generation is confidential Local-distribution and Retail Stranded Costs Non-Public/Canada beyond jurisdiction Municipalization = free-market capacity "New" capacity beyond jurisdiction "No current need to abrogate existing long- term supply contracts" Network and P-to-P market disparity Shifting of costs for recovery/profits Mis-forecasting, ATC, and load timing games

Points Missed Non-linear physical system allows generation control of transmission Ancillary services are generation "controlled" Small players can probabilistically dominate the firm, spot or LOLP market through gaming Over booking spot and firm with "competitor" option on firm destabilizes price Anything done to distort dispatch and, thus, marginal prices is profit of insider information

News to the US ANP and British Energy Bring Game to US 41 States Look to Retail Wheeling Survey Shows US Management Most Timid of Generation Competition Survey Shows Timid, Defensive Players Expect to Lose Every One Expects to Gain Market, But None To Lose Majority Expect Massive Hostile "Mergers"

Conclusions: Summary Indications From Simulation and Experience Prepare for Multiple Phases Be slightly ahead Plan for Exit if Necessary Plan it early to maximize value Accept Dynamic Character of Market Cash for contingency No Leveling Playing Field is Possible Rules are designed to change conditions The Limits of the Rules, Rule the Game Competitor's Financial/Gaming Strength Win by inventing new strategies